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                                                                    EXHIBIT 99.3

                             LIFECODES CORPORATION

                        1995 EMPLOYEE STOCK OPTION PLAN

1.   Purpose.
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     The purpose of the Lifecodes Corporation 1995 Employee Stock Option Plan is
to enable the Company to grant to select employees of the Company an opportunity to acquire Stock, thereby providing employees with an inducement to remain in the employ of the Company, to contribute to its success, and to aid in attracting other capable personnel. Some or all of the options granted under the Plan may be intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

2.   Definitions.
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     As used in this Plan,

     (a)  "Board" means the Board of Directors of the Company.
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     (b)  "Committee" means the Compensation Committee, if any, appointed by the
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Board from among its members. If no Committee has been appointed, "Committee"
shall refer to the Board, unless the context indicates otherwise.

     (c)  "Company" means Lifecodes Corporation including any parent or
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majority-owned subsidiary corporation.

     (d)  "Plan" means Lifecodes Corporation's 1995 Employee Stock Option Plan
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as amended from time to time.

     (e)  "Stock" means the common stock, 10c par value, of the Company.
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3.   Administration.
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(a)  Authority of the Committee. The Plan shall be administered by the
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Committee. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

     (i) the employees to whom options to purchase shares of Stock shall be granted;

     (ii)   the number of shares to be optioned to each employee;

     (iii) the price to be paid for the shares upon the exercise of each option;

     (iv) the period within which each option may be exercised, including any vesting requirements; and

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     (v)  the terms and conditions of each stock option agreement to be entered into between the Company and employee.

(b)  Grants to Committee Members. The Committee may not grant an option to any
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member of the Committee. An option may be granted to a member of the Committee only by action of the Board and only if the Committee member is also an employee of the Company.

(c)  Rules and Regulations. The Committee shall have full and complete authority
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to promulgate such rules and regulations as it deems necessary or desirable for administering and interpreting the Plan. Any determination, decision, computation or interpretation of the Plan by the Committee shall be conclusive as to any interested person.

(d)  Incentive Stock Options Status. The determination of whether an option
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granted under the Plan is intended to qualify as an incentive stock option shall be made by the Board of the Committee at the time the option is granted. If an option is intended to so qualify, that fact shall be indicated in the stock option agreement for that option.

4.   Eligibility.
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     The employees of the Company eligible to be granted options to purchase
Stock hereunder shall be those employees as are designated by the Chief Executive Officer and approved by the Committee.

5.   Stock Subject to Plan.
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     There shall be a total of 65,000 shares of Stock subject to issuance upon the exercise of options granted under the Plan, as adjusted in accordance with
Section 8. For options outstanding under the Plan, shares of Stock will be reserved for issuance from the Company's authorized but unissued Stock. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available for the purpose of the Plan.

6.   Terms and Conditions of Options.
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     Each option granted under the Plan shall be evidenced by a stock option agreement between the employee to whom the option is granted and the Company and shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

     (a)  Option Price. The price to be paid for shares of Stock upon the
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exercise of an option shall be determined by the Committee at the time the option is granted and shall not be less than 100% of the fair market value of the shares of Stock on the date the

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option is granted. If an employee owns 10% or more of the outstanding Stock, then the options if intended to qualify as Incentive Stock Options as provided in Section 422 of the Internal Revenue Code, shall be at a price which is not less than 110% of the fair market value of the shares at the date of grant. The fair market value of the Stock shall be determined by the Committee or, if a trading market exists for the Stock, the fair market value of the shares of Stock shall not be less than the closing bid price for the Stock as reported by NASDAQ or, if applicable, in the Composite Transactions Reporting System for the date the option is granted (or if there was no bid on such date, than the closing bid price on the most recent date on which trading in the Stock occurred).

     (b)  Period of Option. The period or period within which an option may be
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exercised shall be determined by the Committee at the time the option is granted but shall in no event exceed 10 years from the date the option is granted. Options granted to employees owing 10% or more of the stock may not be exercised after five years from the date of grant.

     (c)  Payment for Stock. Payment for each share of Stock purchased under an
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option shall be made at the time of purchase: (i) in cash, (ii) by a full recourse promissory note with terms determined by the Committee, (iii) in shares of Stock, in good form for transfer, owned by the optionee or (iv) by a combination of such Stock, promissory note and cash; unless the Committee in its sole discretion requires that payment be made in cash. No share of Stock shall be issued until full payment therefor has been made.

     (d)  Stock Appreciation Rights. The Committee, in its discretion, may
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provide that any option by its terms may permit the participant, upon exercise of an option, to elect, in lieu of payment for Stock to receive payment from the Company of any of the following:

          (i) cash equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised;

          (ii) the number of full shares having an aggregate value equal to the cash amount calculated under alternative (i); or

          (iii) any combination of cash and Stock having an aggregate value equal to the cash amount calculated under alternative (i).

     (e)  Nontransferability. An option shall be nontransferable except by will
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or the laws of descent and distribution and shall be exercisable during the employee's lifetime only by the employee.

     (f)  Not an Employment Agreement. Nothing in this Plan or in
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any option granted hereunder shall affect the right of the Company to terminate at any time and for any reason the employment of any employee who has been granted an option hereunder.

     (g)  Value Limitation on Incentive Stock Options.  Each eligible employee
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may be granted incentive stock options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, such incentive stock options do not become exercisable by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the option is granted) of Stock in that year. Any options granted to an employee in excess of such amount shall be treated as options that do not qualify as incentive stock options.

     (h)  Effective date of Grant.  The date of grant of options hereunder shall
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be deemed to be the date of the action by the Committee, notwithstanding that issuance of the option may be conditioned on the execution of a stock option agreement.

7.   Stock Issuance and Rights as Stockholders.
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     Notwithstanding any other provision of the Plan, no employee shall have any right as a stockholder of the Company until the date he is issued a stock certificate.

8.   Adjustment of Shares and Accelerated Vesting.
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     (a)  Stock Dividends, etc.  In the event of changes in the outstanding
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Stock of the Company by reason of Stock dividends, split-ups, consolidation, recapitalization, reorganization of like events (as determined by the Committee), an appropriate adjustment shall be made by the Committee in the number of shares of Stock reserved under the Plan and in the number of shares of Stock and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The determination of the Committee as to what adjustment shall be made shall be conclusive.

     (b)  Mergers etc.  In the event of any merger, consolidation or other
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reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Committee), then the shares in the surviving corporation will be substituted for the Company's shares subject to any option at the valuation established in such reorganization or, in the alternative, at the Company's option, any option shall, upon notice to employees given not less than 30 days prior to such reorganization, become fully vested and exercisable, and thereafter such options shall terminate at the effective date of such reorganization.

     (c) All options granted prior to the date of any underwritten public offering of the Company's Stock shall be fully vested upon the completion of any said public offering provided, however, that aforesaid provision shall not be applicable unless the underwriting is for at least $5,000,000 at an offering price which is higher than the option prices.

     (d)  If there is any change in control, i.e., any person

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(other than existing officers) or entity with his or its affiliates acquires
50% or more of the outstanding Stock or if the individuals who at the date hereof constitute the entire Board of Directors of the Company cease to constitute along with any other individual unanimously appointed by them as a director a majority of the Board, than all outstanding options shall immediately become fully vested and exercisable.

9.   Securities Law Requirements.
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     (a)  Investment Representation.  The Committee may require any person, as a
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condition of either the grant or the exercise of an option pursuant to this
Plan, to represent and establish to the satisfaction of the Committee that all shares of Stock acquired upon the exercise of such option will be acquired for investment and not for distribution.

     (b)  Registration Requirements.  No shares of Stock shall be issued upon
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the exercise of any option if counsel for the Company determines that (1) any applicable registration requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934, (2) any applicable listing requirement of any stock exchange of which the Stock is listed, or (3) any other applicable provision of state or federal law has not been satisfied.

10.  Company Repurchase Option.
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     Upon the occurrence of any of the following events at a time before the first underwritten public offering of the Company's stock, (unless a public offering which is planned to be made within 60 days of the event) the Company shall have an option (the "Repurchase Option") to repurchase all or a portion of any shares received upon the exercise of option granted under this Plan from the then holder thereof at a price equal to the then fair market value of the shares so repurchased. The Company shall have ninety (90) days from the date of the event giving rise to the Repurchase Option to elect to exercise its option to repurchase. If an election is made by the Company to repurchase, payment shall be made in cash within one hundred twenty (120) days from the date of the event giving rise to the Repurchase Option. The fair market value of the shares shall be determined in good faith by the Committee, and the Committee's determination made in good faith shall be conclusive and binding on all interested parties. The events giving rise to this Repurchase Option are as follows:

     (1) The voluntary or involuntary termination of Employee's employment with the Company for any reason;

     (2) Any attempted sale, disposition, or other transfer of the shares purchased pursuant to an exercised option; or

     (3)  The exercise of any option after the Employee's death by

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          the Employee's estate, heirs or legatees.

11.  Amendment.
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     The Board may amend the Plan at any time, except that without the approval by vote or written consent of the holders of a majority of the Company's issued and outstanding shares:

     (a) The number of shares of stock which may be made available under the Plan shall not be increased; and

     (b)  Any decrease in the provision of paragraph (a) of Section 6 hereof;
and

     (c)  Any extension of the term of this Plan.

12.  Shareholder Approval.
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     This Plan is subject to the approval of the shareholders of the Company on or before December 31, 1995, and any stock option agreement entered into under this Plan before that approval shall contain a provision to the effect that the grant of that option is subject to that shareholder approval.

13.  Termination.
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     The Board may terminate the Plan at any time, and no option hereunder shall be granted thereafter. Any termination of the Plan shall not affect the validity of any option then outstanding. The Plan shall expire on December 31, 2005, and no options shall be granted hereunder after that date.

14.  Effective Date.
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     The Plan became effective on January 10, 1995.

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